UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2017

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35914	46-2279221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street, El Dorado, Arkansas		71730-5836

Registrant’s telephone number, including area code 870-875-7600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 5.07. Submission of Matters to a Vote of Security Holders
The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”
On May 4, 2017, Murphy USA Inc. held its annual meeting of stockholders.  The Class I directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.  The directors also had broker non-votes totaling 2,358,290.

	For	Withheld
Claiborne P. Deming	30,703,915	1,373,364
Thomas M. Gattle, Jr.	31,663,148	414,131
Jack T. Taylor	31,749,979	327,300

Regarding an advisory, non-binding vote on executive compensation, stockholders approved the compensation of the Company’s named executive officers with 31,389,579 shares voted in favor, 570,115 shares voted against, 117,585 votes abstained and 2,358,290 broker non-votes.
Additionally, the earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year was approved by stockholders with 34,294,934 shares voted in favor, 42,081 shares voted against and 98,554 shares abstained.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.
Date:	May 5, 2017	By:	/s/ Donald R. Smith, Jr.
			Name:	Donald R. Smith, Jr.
			Title:	Vice President and Controller